EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-78923 of Samuels Jewelers, Inc. on Form S-4 of our report dated September 10, 1999, appearing in the Annual Report on Form 10-K of Samuels Jewelers, Inc. for the year ended May 29, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Dallas, Texas

January 14, 2000